UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

June 28, 2011 (April 19, 2011)

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	001-13253	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Renasant Corporation (the “Company”) is filing this Form 8-K/A (the “Amendment”) to amend the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 22, 2011 (the “Original Filing”). The sole purpose of this Amendment is to disclose the decision of the Board of Directors of the Company regarding how frequently the Company will conduct future shareholder advisory votes regarding the compensation paid to its named executive officers.

Except for the foregoing, no other changes are being made to the Original Filing, nor are any of the other disclosures in the Original Filing updated or modified in any way. Accordingly, this Amendment should be read in conjunction with the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Filing, at the Company’s 2011 Annual Meeting of Shareholders on April 19, 2011, the Company’s shareholders recommended by a majority of votes cast that the non-binding advisory vote to approve the compensation of our named executive officers occur every three years. This vote was consistent with the recommendation of the Board of Directors of the Company. Based on this shareholder vote and other factors the Board of Directors considered in making its original recommendation, the Board of Directors determined at its meeting on June 28, 2011 that the Company will conduct future shareholder advisory votes regarding the compensation paid to its named executive officers every three years.

The next required shareholder advisory vote regarding the frequency of the non-binding advisory vote to approve the compensation of the Company’s named executive officers will occur no later than the Company’s 2017 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: June 30, 2011	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief Executive Officer